Exhibit 99.2

RENEWABLE ENERGY SYSTEM SITE LEASE AND EASEMENT AGREEMENT

This Renewable Energy System Site Lease and Easement Agreement (this “Lease”) is made and dated as of October 21, 2024 (“Effective Date”) by and between CADIZ REAL ESTATE LLC, a Delaware Limited Liability Company (“Landlord”), and RIC DEVELOPMENT, LLC, a Delaware limited liability company, or its designee (“Tenant”). Each of Landlord and Tenant is sometimes referred to as a “Party” and collectively as the “Parties.”

RECITALS

A. Landlord is the owner of the entire interest or an undivided interest in real property located in San Bernadino County, California, consisting of approximately 45,000 acres, as depicted and identified in Exhibit 1 attached to and made a part of this Lease (the “Real Property”); and

B. Tenant wishes to conduct certain activities to assess the viability of a location for construction and operations of a “Hydrogen Project”, which shall mean any and all uses associated with or related to producing hydrogen, ammonia, methanol, or other energy carriers; converting solar energy into electrical energy, storing such electrical energy, and collecting and transmitting the electrical energy so converted and/or stored, together with any and all activities related to such uses. The Tenant wishes to assess the viability of a location consisting of a portion of the Landlord’s Real Property, totaling approximately 3,062 acres of land north of the railroad tracks, including the ground surface on which the Hydrogen Project will be installed and the air space which the Hydrogen Project Facilities will occupy, but excluding the existing camp located on Section 16 and the existing dormitories located on Section 5, depicted and identified in Exhibit 2 attached to and made a part of this Lease (the “Leased Premises”).

C. Tenant and Landlord wish to explore the potential for certain “Ancillary Activities”, which shall mean, including but not limited to, (i) the development of additional renewable energy resources on the site, including solar, wind or geothermal generation projects, (ii) the sale of excess renewable energy by Tenant to Landlord for Landlord’s existing and future operations including the development of a microgrid, (iii) the use of water from the Hydrogen Project’s purification filters/cooling towers to irrigate Landlord’s crops, or (iv) the use of onsite natural gas pipelines to store hydrogen and to transport a blend of hydrogen and natural gas, and Tenant seeks from Landlord, and Landlord is willing grant to Tenant, an exclusive right and option to develop, construct, operate, and provide electrical energy from the Ancillary Activities on the terms further set forth in this Lease;

D. If Tenant finds that the Leased Premises are suitable for a Hydrogen Project, it may proceed with the long-term lease for construction and operation of such Hydrogen Project on all or some portion of the Leased Premises, the general description of which is set forth on Exhibit 2. Prior to the start of the Construction Term, the Tenant and the Landlord agree that the exact acreage and parcel description for the Lease Premises shall be amended, if necessary, to reflect the final mutually agreed location of the Hydrogen Project area within the Property, and such amended area shall constitute the Leasable Premises from the date thereof. Any Rent due under the requirements of Section 3 of this Agreement shall be paid based on the acreage identified for the Leasable Premises.

E. Tenant seeks from Landlord, and Landlord is willing grant to Tenant, an exclusive right and option to lease certain portions of the Leased Premises, together with all rights and benefits appurtenant thereto, for use in a Hydrogen Project or Ancillary Activities on the terms further set forth in this Lease.

NOW THEREFORE, in consideration of the payments and covenants herein contained, the receipt and sufficiency of which are acknowledged and agreed by the Parties, the Parties do hereby agree as follows:

AGREEMENT

1. Lease and Grant of Easements. Landlord does hereby grant to Tenant, and Tenant does hereby accept, a lease for exclusive use by Tenant of the Leased Premises on the terms and conditions hereinafter set forth. Landlord does hereby grant (or shall grant, as herein provided) to Tenant the easements specified herein, upon and subject to the terms and conditions in this Lease. Landlord and Tenant agree that, prior to the start of the Construction Term, the Leased Premises shall be amended, if necessary, to reflect the final location of the Hydrogen Project area, and such amended area shall constitute the Leased Premises under this Lease from the date thereof. Any Rent due under the requirements of Sections 3, 3.3 and 3.4 of this Lease shall be paid based on the acreage identified for the final Leased Premises. During the Lease Term (defined below), Landlord shall not grant a license, easement, option, leasehold, or other rights to the Leased Premises relating to the evaluation or development of the Leased Premises for solar energy purposes to any person, utility, or other entity seeking, directly or indirectly, to evaluate or develop the Leased Premises for solar energy purposes.

2. Lease Term. For the purposes of this Lease, the total period of validity of the Lease, determined in accordance with the provisions below, will be defined as the “Lease Term”, and each one-year period commencing on the Effective Date and on each anniversary of the Effective Date during the Lease Term shall be referred to herein as a “Lease Year”. The maximum duration of the Lease, if Tenant exercises all the options to extend as set forth in the Lease, is thirty-four (34) years.

2.1 Conditional Options. Tenant and Landlord agree that the Operations Options, defined below, are conditional options that can only be exercised upon satisfaction of the operations option conditions, which include, inter alia, the continued commercial viability of the Hydrogen Project, and whether such conditions precedent can be or will be satisfied at the time Tenant desires to exercise such options is unknown and not reasonably knowable as of the Effective Date.

The stages of the Lease Term are defined as follows:

2.2 Development Term. The “Development Term” will commence upon the Effective Date of this Lease and will continue until the sooner of the Construction Commencement Date or the date that is three (3) years from the commencement of the Development Term. At any time during the Development Term with written notice to Landlord, Tenant reserves the right to terminate this Lease in accordance with Section 16.1. In accordance with Section 3.1, Tenant shall pay to Landlord one or more non-refundable rent payments, (the “Development Rent”) associated with use of the Leased Premises during the Development Term. During the Development Term, shall have the right to study the feasibility of development, construction and operation of a Hydrogen Project on the Leased Premises, to exercise its other rights under this Lease, including without limitation, the following due diligence activities: environmental studies including Phase I and Phase II environmental assessments; cultural resource and/or historical studies; habitat or species studies; conducting sampling and analysis to evaluate soil, soil vapor and the quality and quantity of surface and groundwater; geotechnical studies, including soil analysis and core sampling; studies of renewable energy resources including but not limited to solar radiation, solar energy and other meteorological data, to, wind energy, and geothermal energy generation; electrical interconnection studies and submission of an electrical interconnection request, including submitting a copy of this Lease to demonstrate site control; review and planning of construction and engineering issues; review of the condition of title or any lease or sublease affecting the Leased Premises; review of any contract or other commitment with respect to the Leased Premises; review of tax and appraisal issues; conducting Leased Premises surveys, and; entering into discussions with any applicable governing, regulatory, and taxing authorities and bodies, which discussions may relate to, without limitation, permitting and zoning matters, and applying for all required regulatory and Government Approvals (as defined herein) for the Hydrogen Project or Ancillary Activities (collectively, the “Investigations”), and to exercise its other rights under this Lease, including without limitation, excavation or disturbance of areas as needed to conduct the Investigations, including the creation of two-track roadways on the Leased Premises providing access for the foregoing studies, and any other activity that does not otherwise materially interfere with the Landlord’s continued use of the Real Property, subject to the terms governing Tenant’s Investigations, attached as Exhibit 4 hereto. During the Development Term, Tenant shall use commercially reasonable efforts to prevent disturbance of Landlord’s use of or ongoing operations on the Real Property.

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2.3 Construction Term. The “Construction Term” will commence on the day specified by the Tenant in a written notice to Landlord (“Construction Notice”) that Tenant will begin construction of the Hydrogen Project (the “Construction Commencement Date”) and will continue until the sooner of the Operations Date or the date that is one (1) year from the commencement of the Construction Term. In the event the Operations Date does not occur on or before one (1) year from the commencement of the Construction Term, the Construction Term shall automatically extend for another one (1) year, unless otherwise terminated in accordance with this Section 2.3, and shall expire at the end of the Construction Term as extended, or upon the occurrence of the Operations Date. For the sole purposes of calculating Fees and Rent (outlined in Table 1 below), the Construction Term shall expire and the Operations Term shall be deemed to have occurred, if it has not already then occurred, on the second (2nd) anniversary of the Effective Date; provided, however, that failure of the Operations Date to occur on or before such date shall not be an event of Default by Tenant. At any time during the Construction Term with written notice to Landlord, Tenant reserves the right to terminate this Lease in accordance with Section16.1. In accordance with Section 3.2, Tenant shall pay to Landlord one or more non-refundable rent payments, (the “Construction Rent”) associated with use of the Leased Premises during the Construction Term. During the Construction Term, Tenant shall have exclusive possession of the Leased Premises, the right to do all things necessary to construct a solar energy and electrical energy storage project on the Leased Premises and to exercise its other rights under this Lease.

2.4 Operations Term. The “Operations Term” will commence on the day specified by Tenant in a written notice to Landlord (“Operations Notice”) that the Hydrogen Project will commence operations, as measured by the date the Hydrogen Project’s hydrogen production equipment is officially commissioned to begin the production of hydrogen and the Hydrogen Project has been operating fully for ten (10) continuous days at a minimum of eighty percent (80%) of its nameplate capacity) (the “Operations Date”) and will continue until the date that is twenty seven (27) years from the Operations Date. Tenant will have the right to conditionally extend the Operations Term, as set forth in Section 2.1 and Table 1, for six (6) separate and successive terms of five (5) years (each, an “Operations Term Extension”) which shall expire at the end of such applicable Operations Term Extension, unless further extended. At any time during the Operations Term with written notice to the Landlord, the Tenant reserves the right to terminate this Lease in accordance with Section 16.1. In accordance with Section 3.3, Tenant shall pay to Landlord one or more non-refundable rent payments, (the “Operations Rent”) associated with use of the Leased Premises during the Operations Term and any Operations Term Extension. During the Operations Term, the Tenant shall have exclusive possession of the Leased Premises, the right to do all things necessary to operate the Hydrogen Project on the Leased Premises and to exercise its other rights under this Lease.

3. Fees and Rent. Tenant shall pay to Landlord the following amounts, as also provided in Table 1 herein:

TABLE 1
Development Term	First Year Development Rent
Year 1 (Sooner of 3 years or Construction Commencement Date)	$25,000 one-time payment
Year 2 (Sooner of 3 years or Construction Commencement Date)	$35,000 one-time payment
Year 3 (Sooner of 3 years or Construction Commencement Date)	$45,000 one-time payment
Construction Term	First Year Construction and Operations Rent	Annual Escalation Rate on Compounding Basis
1 year (and 2 extensions of 1 year, if required)	$1,000/acre in 2024 dollars of Leased Premises	Consumer Price Index [CPI][1] %
Operations Term and Options
27 years (and 6 consecutive 5-year conditional extensions, if required (“Operations Options”))

[1]	All Items for Los Angeles, Orange and Riverside Counties (or such similar index approved by the parties in the event that this CPI index is no longer available at any time during the Initial Term).

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3.1 Development Rent. Development Rent shall be paid semi-annually, with the first payment to be made by Tenant to Landlord within ten (10) business days of the commencement of the Development Term, in the amount of First Year Development Rent as provided in Table 1. Each subsequent Development Rent payment shall be made within ten (10) business days of each anniversary of the commencement of the Development Term, until expired or terminated. Any Development Rent paid to Landlord shall be non-refundable notwithstanding any termination of the Lease during the Development Term.

3.2 Construction Rent. Construction Rent shall be paid semi-annually, with the first payment to be made by Tenant to Landlord within ten (10) business days of the commencement of the Construction Term, in the amount that is fifty percent (50%) of First Year Construction Rent as provided in Table 1. Each subsequent Construction Rent payment shall be made within five (5) business days of each six-month anniversary of the commencement of the Construction Term, until expired or terminated. The Construction Rent for any subsequent Lease Year during the Construction Term shall increase on an annual basis above the Construction Rent for the prior Lease Year by the Escalation Rate as indicated in Table 1. Any Construction Rent paid to Landlord shall be non-refundable notwithstanding any termination of the Lease during the Construction Term.

3.3 Operations Rent. Operations Rent shall be paid semi-annually, with the first payment to be made by Tenant to Landlord within ten (10) business days of the commencement of the Operations Term, in the amount that is fifty percent (50%) of First Year Operations Rent as provided in Table 1. Each subsequent Operations Rent payment shall be made within five (5) business days of each six-month anniversary of the commencement of the Operations Term, until expired or terminated. The Operations Rent for any subsequent Lease Year during the Operations Term, including any Operations Term Extension, shall increase on an annual basis above the Operations Rent for the prior Lease Year by the Escalation Rate as indicated in Table 1. Any Operations Rent paid to Landlord shall be non-refundable notwithstanding any termination of the Lease during the Operations Term.

3.4 Fee and Rent Payments. All Fee and Rent payments shall be made to Landlord at the address for notices to Landlord provided in Section 21.2, or by electronic payment to an account with payment details as may be provided by Landlord.

The Development Rent, Construction Rent, and Operations Rent as used herein shall, whether used individually or collectively, shall be referred to as “Rent”, and shall be incorporated into this Lease. “CPI” means the United States Department of Labor, Bureau of Labor Statistics, All Cities Average Consumer Price Index for Los Angeles, Orange, and Riverside Counties, or if such index is no longer published, a successor or substitute index designated by the Lessor, that shows changes in consumer prices in the locale of the Real Property.

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4. Use of Leased Premises by Tenant.

4.1 Permitted Uses. This Lease is for use of the Leased Premises for the Hydrogen Project and all related and incidental purposes and activities (collectively, the “Project Operations”), in accordance with all the terms of this Lease, with Tenant deriving all profit therefrom, and including, without limitation:

(a) determining the feasibility of solar energy conversion, power generation, energy storage, production of hydrogen and its possible derivatives as well as its proper transportation on the Leased Premises, including studies of the geotechnical aspects of the Leased Premises, solar activity, sunlight, measuring available solar resources, studying solar irradiance, sunlight direction and other meteorological data, conducting environmental studies (which may require the extraction of soil samples), habitat and species studies, interconnection studies, conducting title examinations and surveys, and all other testing, studies or sampling required for developing, maintaining, and operating the Hydrogen Project;

(b) constructing, reconstructing, erecting, installing, improving, replacing, relocating and removing from time to time, and maintaining, using, monitoring and operating, existing, additional or new (i) individual units or arrays of solar energy collection cells, panels, mirrors, lenses and related facilities necessary to harness sunlight for photovoltaic electric energy generation, including without limitation, existing and/or future technologies used or useful in connection with photovoltaic energy conversion and generation of electricity from sunlight, and associated support structure, braces, wiring, plumbing, and related equipment (“Solar Energy Facilities”), (ii) equipment using existing or future technologies appropriate for the production, handling, storage and/or transportation of hydrogen and/or any derivatives of hydrogen such as ammonia, methanol or any other products where hydrogen and energy are required for its production, including also without limitation all the elements, fixed or movable, appropriate for providing energy, supporting, insulating, cooling or heating, connecting, interconnecting, maintaining and operating, lodging or protecting such equipment (“Hydrogen Production Facilities”) (iii) electrical transmission and distribution facilities, including without limitation, overhead and underground transmission, distribution or collector lines, circuit breakers, meters, conduit, footings, towers, poles, cross-arms, guy lines, anchors, cabling and wires, (iv) overhead and underground control, communications and radio relay systems, (v) interconnection and/or switching facilities and electric transformers and transformer pads, (vi) energy storage facilities, (vii) meteorological towers and solar energy measurement equipment, (viii) control buildings, control boxes and computer monitoring hardware, (ix) utility installation, (x) safety protection facilities, (xi) maintenance yards, (xii) roads and erosion control facilities, (xiii) signs and fences, and (xiv) other improvements, fixtures, facilities, machinery and equipment associated or connected with the generation, conversion, storage, switching, metering, step-up, step-down, transmission, distribution, conducting, wheeling, sale or other use or conveyance of electricity generated on the Leased Premises (all of the foregoing, including the Solar Energy Facilities and Hydrogen Production Facilities, collectively the “Improvements”) (The Improvements and Tenant’s uses of the Leased Premises permitted under this Section 4 are herein sometimes referred to as the “Hydrogen Project”), and;

(c) removing, trimming, pruning, topping or otherwise controlling the growth of any tree, shrub, plant or other vegetation; and excavating, grading, leveling and otherwise modifying the land; and undertaking any other lawful activities, whether accomplished by Tenant or a third party authorized by Tenant, that are necessary, helpful, appropriate or convenient in connection with, incidental to or to accomplish any of the Project Operations.

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4.2 Additional Uses; Easements. The Parties acknowledge and agree:

(a) that solar energy technologies are improving at a rapid rate and that it is probable that Tenant may (although Tenant shall not be required to) replace from time-to-time existing Solar Energy Facilities or Hydrogen Production Facilities on the Leased Premises, entirely or in part, with newer model or design Solar Energy Facilities or Hydrogen Production Facilities, in Tenant’s sole discretion;

(b) this Lease includes, and Landlord hereby grants to the Tenant, an easement in gross for ingress to and egress from the Improvements over, under, and across the Leased Premises and the Real Property by means of any existing roads and lanes in existence as of the Effective Date, and by such other routes as Tenant may construct on the Leased Premises from time to time, for the benefit of and for purposes incidental to Project Operations on the Leased Premises; provided, however, that the Tenant Parties shall have no right to access, cross or traverse any other land or real property owned by Landlord except as may be permitted by separate written agreement;

(c) this Lease includes, and Landlord hereby grants to Tenant, an easement in gross for the right to (i) install, construct, reconstruct, relocate, remove, operate and maintain on, under and across the Leased Premises transmission lines and facilities, both overhead and underground, which carry electricity to and/or from lands other than the Leased Premises, (ii) install, construct, reconstruct, relocate, remove, operate and maintain on, under and across the Leased Premises communication lines and facilities, both overhead and underground, which carry communications to and/or from lands other than the Leased Premises, (iii) install, construct, reconstruct, relocate, remove, operate and maintain on the Leased Premises one or more substations for electrical collection, to step up the voltage, interconnect to transmission lines, and meter electricity, together with the right to perform all other ancillary activities normally associated with such a facility as may be necessary or appropriate to service the Solar Energy Facilities, (iv) install, construct, reconstruct, relocate, remove, operate and maintain on the Leased Premises facilities for the transportation or interconnection of hydrogen, other associated products or feedstocks, including pipelines or related facilities, together with the right to perform all other ancillary activities normally associated with such a facility as may be necessary or appropriate to service the Hydrogen Production Facilities, (iv) install, construct, reconstruct, relocate, remove, operate and maintain on the Leased Premises any equipment and storage yard for purposes of performing operations and maintenance service on the Hydrogen Project, together with the right to perform all other reasonable ancillary activities of a type normally associated with such an operation, and (v) install landscaping features or plantings that may be required as part of any Governmental Approvals, or as may be required by the terms of this Lease, whether accomplished by the Tenant or a third party authorized by the Tenant.

(d) the easement and right of subjacent and lateral support on the Leased Premises to do whatever is necessary for the operation and maintenance of the Hydrogen Project, including, without limitation, guy wires and supports;

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(e) an exclusive easement and right over and across the Leased Premises for any audio, visual, view, light, shadow, reflection, glare, noise, vibration, electromagnetic or other effect of any kind or nature whatsoever resulting, directly or indirectly, from activities as related to the Hydrogen Project, including but not limited to rights to cast shadows and reflect glare onto all of Landlord’s property including any adjoining property, from the Hydrogen Project, and/or any and all other related facilities, wherever located;

(f) an exclusive easement and right to capture, use and convert the unobstructed solar resources over and across the Leased Premises. Any obstruction to the receipt of and access to sunlight throughout the entire area of the Leased Premises is prohibited, whether such obstruction is on the Leased Premises or the Landlord’s property including any adjoining property owned by Landlord;

(g) an easement and right on the Leased Premises to prevent measurable diminishment in output due to obstruction of the sunlight across the Leased Premises including but not limited to an easement right to trim, cut down and remove all trees (whether natural or cultivated), brush, vegetation and fire and electrical hazards now or hereafter existing on the Leased Premises which might obstruct receipt of or access to sunlight throughout the Leased Premises or materially interfere with or endanger the Hydrogen Project or the Tenant’s Project Operations, as determined by the Tenant, as long as Tenant is acting reasonably;

All easements granted herein shall each be referred to as an “Easement” and collectively, the “Easements”), and shall be incorporated into this Lease.

4.3 Effect of Lease and Easements. The exclusive and non-exclusive rights granted under this Lease and the Easements shall be deemed encumbrances upon the Leased Premises that shall run with the land and shall be binding upon the Leased Premises, Landlord, and its successors and assigns, and shall inure to the benefit of each of the Parties hereto and their respective successors and assigns.

4.4 Provisions Applicable to all Easements. The following provisions shall apply to each Easement and, to the extent applicable, shall be incorporated therein:

(a) Each Easement shall be for a term that is coterminous with the Lease Term plus, if necessary, the twelve (12) month period immediately after the Lease Term as may be required to meet the Restoration requirements contemplated by Section 17.2 herein.

(b) Each Easement shall be for a term that is coterminous with the Lease Term.

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(c) Each Easement shall run with the Leased Premises and shall inure to the benefit of and be binding upon the Landlord and the holder of such Easement, and their respective transferees, successors and assigns, and all persons claiming under them.

(d) The holder of each Easement shall have the right, with the need for the Landlord’s consent which shall not be unreasonably withheld, and the Landlord hereby grants consent to the Tenant, in conjunction with any such act completed for the Leased Premises, to freely hypothecate, mortgage, charge, or finance such Easement on an exclusive or non-exclusive basis (including by mortgage, charge, deed of trust or personal property security instrument) to any Mortgagee as security for the repayment of any indebtedness and/or the performance of any Mortgage, grant co-tenancy interests in such Easement, grant sub-easements under such Easement, or sell, convey, lease, assign, mortgage, charge, encumber or transfer such Easement.

4.5 Exclusive Use. Tenant shall have the sole and exclusive right to collect and convert all of the solar resources of, and to conduct Project Operations on, the Leased Premises. Landlord shall not grant any rights in the Leased Premises purporting to permit others to conduct Project Operations on the Leased Premises in derogation of Tenant’s sole and exclusive rights on the Leased Premises. The easement rights granted by the Landlord under this Lease are personal to and for the benefit of the Tenant, its successors and assigns, as owner of such easements, and the Parties expressly agree that such easement rights shall be transferable in accordance with the assignment provisions of this Lease. The Parties expressly intend for all easement rights herein to be, and for this Lease to create easements in favor of the Tenant, and neither such easements nor this Lease shall be appurtenant to any other property or interest.

5. Uses Reserved by the Landlord.

5.1 Prior to the Construction Commencement Date. During the time prior to the Construction Commencement Date (as hereinafter defined), the Landlord’s use of the Leased Promises shall be limited to only those activities that do not interfere with the Tenant’s rights under this Lease. Without limiting the generality of the preceding sentence, it is specifically understood that prior to the Construction Commencement Date, the Landlord and its tenants, contractors, agents and the like may conduct agricultural activities and research such as surveys and water testing on the Leased Premises provided that adequate precautions will be taken by both the Tenant and the Landlord as are necessary for the protection of the Tenant’s employees and property, if any, upon the Leased Premises. At all times during the Lease Term, the Tenant may erect and maintain a fence along all boundaries of the Leased Premises.

5.2 After the Construction Commencement Date. After the Construction Commencement Date, Landlord acknowledges that neither the Landlord nor any of Landlord’s Tenants or grantees (other than the Tenant) shall have any right to access or use the Leased Premises until this Lease terminates or expires. Landlord and any of its other Tenants or grantees shall immediately cease all activity on the Leased Premises as of the Construction Commencement Date. Without limiting the generality of the foregoing, Landlord acknowledges and agrees it shall not and shall not allow any other person to use the Leased Premises for solar energy development or the installation or use of any facilities related to solar energy development or generation (which rights and uses are exclusively granted to the Tenant in this Lease throughout the Lease Term). Landlord retains all rights use the portions of the Real Property that do not form part of the Leased Premises or easements granted under a separate agreement.

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6. Additional Duties and Obligations of the Parties.

6.1 Landlord’s Reports. During the Initial Term, Landlord shall give Tenant reasonable access to review any surveys, title reports, surface reports (i.e., soil, drainage, geotechnical, environmental and flood control reports) (“Landlord’s Reports”) that Landlord has in its possession or under its control. Within five (5) business days after the Effective Date, Landlord shall (a) deliver to Tenant copies of the Landlord’s Reports that are in Landlord’s possession as of the Effective Date; and (b) give consent to any third party in possession of other Landlord’s Reports to allow Tenant to copy or review each such report.

6.2 No less than thirty (30) days prior to commencement of construction of the Improvements, Tenant shall provide to Landlord copies of a construction schedule and project description and associated map (“Project Plans”) indicating the approximate proposed location of the Improvements. No later than thirty (30) days after receipt of the Project Plans from Tenant, Landlord may provide Tenant with any suggestions or concerns Landlord has regarding the Project Plans, and Tenant shall consider any such suggestions or concerns in good faith. Notwithstanding anything in this Section 6.2 to the contrary, Tenant shall have sole and absolute discretion with respect to the final layout and timeline for construction of the Hydrogen Facilities.

6.3 At all times during the Term, Tenant shall use commercially reasonable efforts to minimize disruption to Landlord’s operations on the Real Property. Tenant acknowledges that Landlord is in the process of developing a water transfer and storage project (“Water Project”). In addition to the Water Project’s current wellfield, the groundwater management plan may require wells and associated plumbing to be located in areas subject to the Lease. To the extent wells are required to be drilled and/or operated in the Leased Premises for purposes of the Cadiz Water Project or to provide Tenant with water to supply the Hydrogen Project, Landlord will coordinate with Tenant to mitigate any impact therefrom so as not to impact Project Operations.

6.4 Water Rights and Purchases. Any and all water rights initiated or preserved as a result of Tenant’s use of water on the Leased Premises shall accrue to the benefit of Landlord. Landlord will be responsible for providing water to Tenant in the quantity required for the Hydrogen Project and/or Ancillary Activities purposes during the Construction and Operation Term. The water supply source shall be from the Landlord’s Real Property or the Leased Premises, and Tenant shall pay Landlord for water provided at a cost of $850 per AF (2024 dollars), at the wellhead, escalating annually in accordance with the Bureau of Labor Statistics Water and Sewer Maintenance Index (or such similar index approved by the Parties in the event that this index is no longer available at any time during the term of this agreement) During the Construction Term and the Operations Term, Landlord shall not, without the prior written consent of Tenant, grant options to purchase or lease water rights to third parties that would impact Tenant’s water demand of up to 500 acre-feet per year, the total water allowance for the Leased Premises.

6.5 Option for Ancillary Activities. Landlord and Tenant shall explore the option to develop, construct, operate, and provide electrical energy from the Ancillary Activities located on the Real Property or Leased Premises, on the terms to be negotiated in definitive agreements between the Parties for such Ancillary Activities.

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7. Ownership and Operation of the Improvements.

7.1 Title. Title to the Improvements has been and is reserved to Tenant and remains the sole property of Tenant and are personal property within the meaning of Article 9 of the UCC regardless of the manner of attachment to the Leased Premises or Real Property. Tenant may add or remove all or any portion of the Improvements at any time during the Term, irrespective of the manner or method of attachment of the same to the Leased Premises, provided same is accomplished in accordance with Applicable Laws. Landlord shall have no ownership or other interest in any component of the Improvements or any environmental attributes produced therefrom, including, without limitation, any and all credits (including tax credits, carbon credits, renewable energy credits), rebates, incentives, benefits, emissions reductions, entitlements, offsets and allowances of any kind, howsoever entitled, attributable to the Improvements or the electric energy, capacity or other generator-based products produced therefrom, whether in effect as of the Effective Date or as may come into effect in the future (collectively, “Environmental Attributes”). For the avoidance of doubt, Tenant’s right to benefit from any such Environmental Attributes, existing or in the future, shall always be superior to Landlord’s. If, under future laws, Tenant or any other holder of a leasehold interest in this Lease becomes ineligible for any Environmental Attributes resulting from the operation of the Improvements or the solar energy generated therefrom, Landlord shall use commercially reasonable efforts to assist Tenant in the amendment of this Lease or replacement of this Lease with a different instrument acceptable to Landlord, in Landlord’s commercially reasonable discretion (which discretion shall include but not be limited to Landlord’s ability to obtain the approval of any then current lender of Landlord with a security interest in the Leased Premises), so as to convert Tenant’s interest in the Leased Premises to a substantially similar interest that makes Tenant or any other holder of a leasehold interest in this Lease eligible for such Environmental Attributes; provided, however, that such Lease amendment or replacement instrument does not: (a) directly or indirectly increase Landlord’s obligations identified in this Lease; (b) decrease the rent paid by Tenant to Landlord hereunder; (c) decrease the value of the Leased Premises; (d) decrease Landlord’s rights under this Lease; (e) limit Landlord’s ability to obtain financing in the future for the Leased Premises upon terms that are reasonably acceptable to Landlord; (f) increase the amount of Landlord’s real property taxes; (g) otherwise decrease the value to Landlord of the revenue stream received by Landlord under this Lease; and/or (h) decrease the value of Landlord’s reversionary interest in the Leased Premises following the expiration of the Term, as amended, or at the end of the term of the replacement instrument. For purposes of this Section 7.1 only, the term “Tenant” shall include all direct and indirect owners and affiliates of Tenant.

7.2 Operation of Improvements. The manner of operation of the Improvements, including, but not limited to, decisions on when to conduct maintenance, is within the sole discretion of Tenant. Notwithstanding the foregoing, Tenant at all times and at its sole cost and expense shall ensure that the Leased Premises and the Improvements are maintained and operated in accordance with prudent industry practices in place from time to time and in compliance with applicable law, governmental authorities, insurance underwriters, mortgages, deeds of trust, and covenants, conditions, and restrictions pertaining to the Leased Premises and the Improvements.

8. Permits and Governmental Approvals. Tenant shall be responsible for obtaining, at its sole cost and expense, from any governmental agency or any other person or entity any environmental impact review, permit, entitlement, approval, authorization or other rights that are necessary in connection with the Hydrogen Project or the Project Operations (“Governmental Approvals”); and Landlord shall, upon Tenant’s request, execute, and, if appropriate, cause to be acknowledged and recorded, any application, document or instrument (including any variance, encroachment agreement or setback waiver) that is reasonably requested by Tenant in connection therewith. Such documents shall be in the form required by state or local government(s). Landlord shall cooperate with Tenant as necessary to obtain any Governmental Approvals related to use of the Leased Premises at no cost or expense to Landlord. Tenant shall reimburse Landlord for its out-of-pocket expenses incurred in connection with such cooperation within ten (10) business days after Tenant’s receipt of a request for such payment.

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9. Tenant’s Representations, Warranties, and Covenants

9.1 Payment of Taxes. Tenant shall pay (a) any personal property taxes on the Improvements and/or any such taxes that are directly attributable to the Operations and any Hydrogen Facilities installed by Tenant on the Leased Premises, and (b) any portion of the taxes levied against the Real Property that represents an increase in the taxes on the Real Property attributable to the construction of the Hydrogen Facilities, and (c) any penalties related to the recapture of taxes payable resulting from the loss of an agricultural exemption attributable to the construction of the Hydrogen Facilities (“Tenant’s Taxes”); provided, however, such obligation shall not include any recaptured taxes attributable to any period prior to the Effective Date or any interest or penalties thereon. Tenant shall have the right, at its sole expense, to appeal or contest any such increase it could be responsible to pay under this Lease and to compromise and settle the same, and Landlord shall execute such petitions and agreements and otherwise cooperate with Tenant to the extent reasonably necessary for Landlord to do so. Landlord shall deliver to Tenant copies of all real property tax bills within thirty (30) days after receipt of the bill by Landlord from the taxing authority, and Tenant shall pay Tenant’s Taxes on or before the date payment is due. Landlord shall pay all real property taxes other than the Tenant’s Taxes.

9.2 Utilities. Tenant shall be solely responsible for obtaining and paying for all utilities needed or used by Tenant on the Leased Premises, including any costs associated with establishing utility service for the Project Operations. Landlord shall not be liable for damages, by abatement of Rent or otherwise, for any interruption in the availability of any utility or service. Such unavailability will not constitute an eviction or a disturbance of Tenant’s use and possession of the Leased Premises or relieve Tenant from paying Rent or performing any of Tenant’s obligations under this Lease. Landlord shall use commercially reasonable efforts to cooperate with Tenant in Tenant’s efforts to obtain utility service to and from the Leased Premises.

9.3 Liens. Tenant shall keep Landlord’s interest in the Leased Premises free and clear of all liens and claims of liens for labor and services performed on, and materials, supplies and equipment furnished in connection Tenant’s use of the Leased Premises. The creation, attachment and perfection of security interests in Tenant’s property shall be governed exclusively by Article 9 of the UCC. The parties hereto acknowledge that the Leased Premises consist of land only and do not include Tenant’s property. Any claim to a lien or encumbrance upon the Leased Premises, arising from any act or omission of Landlord, shall accrue only against the real estate owned by Landlord, and not against Tenant’s property, and shall be subject to this Lease. Nothing in this Section 9.3 or this Lease shall be construed to prohibit the Tenant from granting one or more liens on all or any portion of the Tenant’s right, title or interest under this Lease as security for the repayment of any indebtedness and/or the performance of any obligation relating in whole or in part to the Hydrogen Project.

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10. Maintenance of Leased Premises.

10.1 Maintenance. Throughout the Term, Tenant shall, at Tenant’s sole cost and expense, maintain the Improvements and all of the Leased Premises in good and clean condition and in accordance with all applicable laws, rules, ordinances, orders, and regulations of all governmental agencies. Tenant shall not unreasonably clutter the Leased Premises and shall collect and dispose of any and all of Tenant’s refuse and trash.

10.2 Failure to Comply. If Tenant fails to comply with any obligation of Tenant under this Section 10, then, after Landlord has given Tenant at least sixty (60) days prior written notice of such failure (except in event of emergency need for immediate action), Landlord shall have the right but not the obligation to take such measures as Landlord in its reasonable discretion deems necessary to correct the noticed failure, and charge the reasonable cost and expense thereof to Tenant as additional rent due with the next installment of Rent.

10.3 Security; Landlord’s Access. Tenant may install on the Leased Premises all security measures reasonably necessary to protect against damage or destruction of Tenant’s Improvements, or injury or damage to persons or property on the Leased Premises, or the Operations, including, if reasonably necessary, warning signs, closed and locked gates, and other appropriate and reasonable measures. Landlord may access any part of the Leased Premises that is within Tenant’s secured areas for the purpose of inspection of activities thereon upon twenty-four (24) hours’ notice to Tenant, except in case of emergency, when no advance notice shall be required, provided that such access shall comply with Tenant’s safety requirements and shall not in any manner interfere with Tenant’s Operations nor violate applicable laws or governmental regulations.

11. Insurance.

11.1 During Initial Development Term and Development Term. At all times during the Initial Development Term and Development Term, Tenant shall, at its own cost and expense, obtain and maintain in effect commercial general liability insurance, with bodily injury and property damage coverage of at least two million dollars ($2,000,000) per occurrence and in the aggregate.

11.2 During Construction Term and Operations Term. At all times during the Construction Term and Operations Term, Tenant shall, at its own cost and expense, obtain and maintain in effect commercial general liability insurance, with bodily injury and property damage coverage of at least five million dollars ($5,000,000) per occurrence and in the aggregate.

11.3 Requirements. Landlord shall be provided with additional insured status on all such polices of such insurance. Upon reasonable written request, Tenant shall provide to Landlord a certificate evidencing such insurance coverage as specified herein. The foregoing requirements of Sections 11.1 and 11.2 may be satisfied by combination of General Liability and Umbrella/Excess Liability policies.

11.4 Observance of Laws and Covenants; Safety. Tenant shall use the Leased Premises granted by this Lease only for the purposes stated herein and shall conduct all of its Project Operations on the Leased Premises in a lawful manner after obtaining all necessary permits and government approvals.

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12. Landlord’s Representations, Warranties and Covenants. In addition to all other representations, warranties or covenants set forth in this Lease, express or implied, Landlord hereby represents, warrants and covenants to Tenant as follows:

12.1 Landlord’s Authority. Landlord is the sole owner of the Leased Premises and the Real Property and has the unrestricted right and authority to execute this Lease and to grant to Tenant the rights granted hereunder. Each person signing this Lease on behalf of Landlord is authorized to do so, and all persons having any ownership or possessory interest in the Leased Premises (including spouses) and the Real Property are signing this Lease as Landlord. When signed, this Lease constitutes a valid and binding agreement enforceable against Landlord in accordance with its terms. No consent or other approval, authorization or action by, or filing with, any person is required to be made or obtained by such party for Landlord’s lawful execution, delivery and performance of this Lease.

12.2 Encumbrances and Tenants. To the best of Landlord’s actual knowledge, there are no liens, encumbrances, leases, fractional interests, mineral rights or oil and gas rights, or other exceptions to Landlord’s fee title ownership of the Leased Premises or otherwise burdening the surface estate of Landlord in the Leased Premises (“Encumbrance”), except for those disclosed on Schedule 1 to this Lease. Landlord has not received any notice (orally or in writing) from any third-party of any adverse claim or encumbrance burdening the Leased Premises. Except as otherwise disclosed to Tenant in writing regarding the existing camp and dormitories, there are no tenants on the Leased Premises. Any claim to a lien or encumbrance upon the Leased Premises, arising from any act or omission of Landlord, shall accrue only against the real estate owned by Landlord, and not against Tenant’s property, and shall be subject to this Lease. Landlord shall not permit any sale, foreclosure or forfeiture of the Leased Premises by reason of nonpayment of a lien caused by Landlord or anyone claiming by or through Landlord. Landlord shall immediately notify Tenant of, and send Tenant a copy of, any notice Landlord receives claiming that Landlord is late or in default regarding any obligation Landlord has to pay money to any lender or third party holding a mortgage or other lien affecting the Leased Premises.

12.3 Treatment of Encumbrances. If at any time prior to or during the Lease Term, any Encumbrance is found, exists or is claimed to exist against the Leased Premises or any portion thereof, in priority to those of Tenant, and Tenant determines that the existence, use, operation, implementation or exercise of such Encumbrance could reasonably be inconsistent with or delay, interfere with, impair or prevent the exercise of any of Tenant’s rights under this Lease or the financing of the Hydrogen Project, Tenant shall be entitled to seek to obtain a Subordination and Non-Disturbance Agreement (defined below) from the holder of such Encumbrance, and Landlord shall use best efforts and diligence in helping Tenant obtain the same at no out of pocket expense to the Landlord.

12.4 “Subordination and Non-Disturbance Agreement” shall mean an agreement between the Tenant and the holder of an Encumbrance that provides that the holder of such Encumbrance: (i) subordinates such Lien or to the Tenant’s interest under this Lease; (ii) agrees not to disturb the Tenant’s possession or rights under this Lease; (iii) agrees to provide notice of defaults under the Encumbrance documents to the Tenant and agrees to allow the Tenant and its lenders a reasonable period of time following such notice to cure such defaults on behalf of the Landlord; and (iv) agrees to comply with such other requirements as may be reasonably required by the Tenant or its lenders to ensure the interests of the Tenant or its lenders are not interfered with. All Subordination and Non-Disturbance Agreements obtained by the Landlord pursuant to this Section 12.4 shall be in a form reasonably acceptable to the Tenant and the Tenant’s lenders or other financial parties, if any.

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12.5 Mineral Rights. Landlord expressly excepts and reserves from this Lease all rights to oil, gas, and other minerals in, on, or under and that might be produced or mined from the Leased Premises (“Mineral Estate”); provided, however, that no drilling or other activity will be undertaken on the surface of the Leased Premises to recover any oil, gas, or minerals during the Term hereof. This Lease is given and accepted subject to the terms and provisions of any valid oil, gas, and mineral lease covering the Leased Premises or any part thereof, now of record in the County where the Property is located. The Parties agree that Landlord shall, promptly after the Effective Date, use commercially reasonable efforts to obtain from all current and known oil, gas and mineral Tenants possessing right to extract oil, gas and minerals from the Mineral Estate (“Mineral Tenant(s)”) and all other known owners of any of the interests in the Mineral Estate (“Mineral Owner(s)”), one or more of the following items: (i) a waiver of rights to use the surface of the Leased Premises (and down to Five Hundred Feet (500’) below the surface) for any oil, gas and mineral exploration and production activities on the Leased Premises, (ii) a disclaimer, quitclaim, release or other relinquishment of such Mineral Tenant’s or Mineral Owner’s rights in and to the Mineral Estate, and (iii) an agreement to restrict use of the surface of the Leased Premises for any oil, gas and mineral exploration to specific areas of the surface that are described in such agreement with a metes-and-bounds legal description and that are sufficiently distant from any portion of the Leased Premises on which Operations will occur so as to pose no risk to interfering with Operations, in each case in a form and substance reasonably acceptable to Landlord, Tenant and the applicable Mineral Tenant or Mineral Owner.

12.6 Water Rights. Landlord expressly and reserves from this Lease all water rights, including any rights to groundwater, surface, or spring water appurtenant to the Leased Premises that might be produced from the Leased Premises (“Water Rights”). Any and all water rights initiated or preserved as a result of Tenant’s use of water on the Leased Premises shall accrue to the benefit of Landlord. Landlord will be responsible for providing water to Tenant in the quantity required for the Project purposes during the Construction and Operation Term as set forth above in Section 6.4. Water may be provided to Tenant via one of Landlord’s existing or future wells, or, if necessary from a well located on Leased Premises. Prior to drilling any well on the Leased Premises, Tenant shall obtain approval from Landlord and the County of San Bernardino.

12.7 No Interference. Landlord covenants and agrees that it shall not: (i) take any actions itself or grant any rights to any person or entity, which would, currently or in the future, materially impede or interfere with or prohibit the free and complete use and enjoyment by Tenant of its rights granted by this Lease; (ii) take any action or permit any condition to exist on the Leased Premises which will materially interfere with the availability or accessibility of solar radiation, or direction of exposure to the sun over or to the Leased Premises; or (iii) take any action which will materially impair Tenant’s access to or across the Leased Premises for the purposes specified in this Lease or materially impair Tenant’s access to any or all of the Improvements. Without limiting the generality of the foregoing, the Tenant shall not:

(a) disturb or interfere with the sunshine or solar radiation or sunshine or solar radiation direction over the Property, and shall not construct, or permit to be constructed on any part(s) of the Property within fifty (50) feet from the perimeter of the fence(s) surrounding the Hydrogen Facilities (“Protected Area”) any structure that could adversely affect insolation levels on the Leased Premises;

(b) permit the growth of foliage within the Protected Area that could adversely affect insolation levels on the Leased Premises;

(c) emit or permit the emission of suspended particulate matter, smoke, fog or steam or other air-borne impediments from a source owned or controlled by the Landlord within five hundred (500) feet of the Leased Premises;

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(d) burn garbage, plants, shrubs, or yard trimmings or other vegetation that could adversely affect insolation levels on the Leased Premises on land owned by the Landlord within five hundred (500) feet of the Leased Premises;

(e) engage in any other activity on the Leased Premises or in the vicinity of the Leased Premises that might interrupt or cause a decrease in the output or efficiency of the Hydrogen Facilities; or

(f) in any way challenge the location of any of the Hydrogen Project Facilities during the Lease Term.

12.8 Waivers. Landlord acknowledges that certain aspects inherent to the operation of the Hydrogen Facilities may result in some nuisance, such as visual impacts, possible increased noise levels, possible glare or flicker, and other possible effects of electrical generation and transmission including without limitation potential interference with radio, television, telephone, mobile telephone or other electronic devices. Without limiting the grant of easements made in this Lease, the Landlord understands and has been informed by the Tenant that the Hydrogen Facilities on the Leased Premises may result in some nuisance, and hereby accepts such nuisance, and the Landlord waives its right to object to such nuisance provided that the Tenant complies with its obligations in this Lease. Landlord acknowledges the need to exercise extreme caution when in close proximity to any of the Hydrogen Facilities and shall advise any of Landlord’s Agents to do the same. Landlord and Landlord’s Agents shall comply with all warning signs and safety related written instructions published, posted, or disseminated by the Tenant and remain at a safe distance from the Hydrogen Facilities.

12.9 Title Review and Cooperation. Landlord, at no “out-of-pocket” cost to Landlord, shall cooperate with Tenant to obtain non-disturbance, subordination and other title curative agreements as reasonably requested by Tenant from any person with a lien, encumbrance, mortgage, lease or other exception to Landlord’s fee title to the Leased Premises to the extent necessary to eliminate any actual or potential interference by any such person with any rights granted to Tenant under this Lease. Landlord shall also provide Tenant with any further assurances and shall execute any truthfully accurate estoppel certificates, consents to assignments or additional documents that may be reasonably necessary for recording purposes or otherwise reasonably requested by Tenant.

12.10 Requirements of Governmental Agencies/Lenders. During the Term, Landlord, at no cost to Landlord, shall use commercially reasonable efforts to cooperate with Tenant in complying with or obtaining any land use permits and approvals, tax-incentive or tax-abatement program approvals, building permits, environmental impact reviews or any other approvals required or deemed desirable by Tenant in connection with the development, financing, construction, installation, replacement, relocation, maintenance, operation or removal of the Hydrogen Project, including execution of applications for such approvals and delivery of information and documentation related thereto, and execution, if required, of any orders or conditions of approval. Tenant shall reimburse Landlord for its actual, reasonable out of pocket expenses incurred in connection with such cooperation. Landlord shall, at Tenant’s expense and sole discretion, cooperate with Tenant to, as expeditiously as possible, perform any or all of the following:

(a) To the extent permitted by applicable law, subdivide the Leased Premises, including any required setbacks, is a separate tax parcel;

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(b) To the extent permitted by applicable law, apply for and obtain any zoning variance, administrative variance, special use permit, development permit, building permit, and/or waiver from the municipality in which the Leased Premises is located, of any and all setbacks and setback requirements, whether imposed by applicable law or by any person or entity, including any setback requirements described in any zoning ordinance of any governmental authority or in any Governmental Approvals, entitlements, or permits heretofore or hereafter issued to Tenant, any SubTenant or affiliate thereof;

(c) In the instance where Tenant, its sole discretion, exercises it’s right to contest by appropriate legal proceedings, brought in the name of the Tenant, the validity or applicability to the Leased Premises or Hydrogen Project of any law, ordinance, statute, order, regulation, property assessment or the like now or hereafter made or issued by any federal, state, county, municipal or other governmental agency or entity. Landlord shall reasonably cooperate in such contest, so long as it is reimbursed for its out-of-pocket, expenses, and time incurred in such contest and cooperation. Any such contest or proceeding, shall be controlled and directed by the Tenant, but the Tenant shall protect the Landlord from the Tenant’s failure to observe or comply during the contest with the contested law, statute, order, regulation or property assessment; or

(d) Upon Landlord’s written consent to Tenant’s request for any of the above, Landlord shall: (i) execute (and if appropriate cause to be acknowledged) any document or instrument reasonably requested by Tenant, a SubTenant, or any governmental authority in connection therewith, including but not limited to any setback waiver, setback elimination, subdivision or parcel combination application, zoning variance application, or lot modification application, or other documents or instruments; (ii) return the same thereto within ten (10) days after such request and consent is granted; and (iii) provide such public support, at no cost or out of pocket expense to Landlord, as Tenant may reasonably request in connection with any related zoning variance, parcel combination or subdivision, setback waiver, or other government application.

12.11 Hazardous Materials. To the best of Landlord’s actual knowledge, Landlord is in material compliance with all environmental laws as the same are applicable to the Leased Premises and the Real Property, and is not subject to any environmental proceedings with respect to the Leased Premises or the Real Property, nor is there any environmental proceeding with respect to the Leased Premises or the Real Property to which any other person is subject. Landlord has not received any written notice of any violation, and to the actual knowledge of Landlord, no other person has received any written notice of any violation, that, as of the date hereof, remains uncured, and no writs, injunctions, decrees, orders or judgments outstanding, no suits, claims, actions, proceedings or investigations have been instituted or filed, and none are pending or, to the knowledge of Landlord, threatened, under any environmental laws with respect to the ownership, use or occupation of the Leased Premises or the Real Property. Except as described in Schedule 2 attached hereto, as of the Effective Date, to the actual knowledge of Landlord: (a) no hazardous materials have ever been produced on the Leased Premises or the Real Property or disposed of thereon or therein, (b) no release has occurred on the Leased Premises or the Real Property, and (c) no hazardous materials have migrated to the Leased Premises or the Real Property. Landlord shall not violate, and shall indemnify Tenant for, from and against any violation (past, present or future) by Landlord, Landlord’s Agents (hereinafter defined) or Landlord’s predecessors-in-interest of, any federal, state or local law, ordinance or regulation relating to the generation, manufacture, production, use, storage, release or threatened release, discharge, disposal, transportation or presence of any substance, material or waste which was or is introduced, released, or brought onto the Leased Premises or the Real Property by Landlord, Landlord’s Agents or Landlord’s predecessors-in-interest and which was or is now or hereafter classified as hazardous or toxic, or which is regulated under current or future federal, state or local laws or regulations.

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12.12 No Litigation. Landlord is not a party to any, and there are no pending or threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any kind or nature whatsoever against the Landlord: (i) challenging the validity or propriety of this Lease, and/or transactions contemplated in this Lease; or (ii) which could reasonably be expected to have a material adverse effect on the ownership or operation of the Leased Premises or the Property or any part thereof or interest therein.

12.13 Quiet Enjoyment. Provided Tenant observes the terms and conditions of this Lease, Landlord warrants that Tenant shall peaceably hold and enjoy the Leased Premises, and any and all other rights granted by this Lease for its entire Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord except as expressly provided in this Lease.

12.14 Consents. Within ten (10) days of receipt from the Tenant or from any existing or proposed Requestor, Landlord shall cooperate with the Tenant in the execution and delivery of such consents, estoppel certificates and other documents as a Mortgagee (as defined herein), hedge provider, power purchaser, tax equity investor, buyer or title insurance company (collectively “Requestor”) may request, including, without limitation, any instruments required to evidence such Requestor’s rights under this Lease.

12.15 Confidentiality. Landlord shall maintain in the strictest confidence, for the benefit of Tenant, all solar data, all information pertaining to the financial terms of or payments under this Lease, the Tenant’s site or product design, methods of operation, methods of construction, power production or availability of the Hydrogen Facilities, and the like, whether disclosed by Tenant, or discovered by the Landlord, unless such information either: (i) is in the public domain by reason of prior publication through no act or omission of the Landlord or any Landlord Party; or (ii) was already known to the Landlord at the time of disclosure and which the Landlord is free to use or disclose without breach of any obligation to any person or entity. The Landlord shall not use such information for its own benefit, publish or otherwise disclose it to others, or permit its use by others for their benefit or to the detriment of the Tenant, unless agreed upon by Tenant or required due to Landlord’s status as a public company with public reporting obligations. Notwithstanding the foregoing, the Landlord may disclose such information to the Landlord’s shareholders, lenders, attorneys, accountants and other personal advisors; any prospective purchaser of the Property; or pursuant to lawful process, subpoena or court order; provided the Landlord in making such disclosure advises the party receiving the information of the confidentiality of the information and obtains the agreement of said party not to disclose the information.

12.16 Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

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13. Indemnity.

13.1 Indemnity by Tenant. Tenant shall defend, indemnify and hold Landlord, and Landlord’s directors, officers, members, shareholders, partners, heirs and successors harmless from and against all Defaults (subject to applicable cure periods) and all liability and claims of liability, for damage to property or injury to persons resulting from the negligent or intentional conduct of Tenant, its agents, contractors, employees, guests, invitees, licensees and permittees (collectively, “Tenant’s Agents”) on or about the Leased Premises or the Real Property, except to the extent that such liability loss is due to the gross negligence or willful misconduct of Landlord or its agents, employees, contractors, guests, invitees, licensees and permittees (collectively, “Landlord’s Agents”). Notwithstanding the foregoing, Landlord’s losses shall exclude any losses to the extent caused by any Landlord or Landlord’s Agents’ actions or inactions and any losses caused by, or allegedly caused by, interference with the Hydrogen Facilities or Hydrogen Project Operations.

13.2 Indemnity by Landlord. Landlord shall defend, indemnify and hold Tenant, Tenant’s Agents, and Tenant’s directors, officers, members, shareholders and partners, harmless from and against all Defaults (defined below) and misrepresentations by Landlord (subject to applicable cure periods) and all liability and claims of liability, for damage to property or death of or injury to persons resulting from the activities of Landlord and Landlord’s Agents on or about the Leased Premises or the Real Property; except to the extent that such liability or loss is due to the gross negligence or willful misconduct of Tenant or Tenant’s Agents.

13.3 Hazardous Materials. Tenant shall not violate, and shall indemnify Landlord against, any claims, costs, damages, fees or penalties arising from a violation by Tenant or Tenant’s Agents of any federal, state or local law, ordinance, order, or regulation relating to the generation, manufacture, production, use, storage, release or threatened release, discharge, disposal, transportation or presence of any substance, material or waste which is now or hereafter classified as hazardous or toxic, or which is regulated under current or future federal, state or local laws or regulations, on or under the Leased Premises, except for any such violation which is imposed by reason of the existence on or under the Leased Premises of hazardous substances as of the Effective Date of this Lease.

13.4 Survival of Provision. The obligations of the Parties under this Section 13 shall survive the expiration or earlier termination of this Lease.

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14. Assignment

14.1 Assignments by Tenant. As used in this Lease, (a) the term “SubTenant” means any person that receives an interest from Tenant of less than all of the right, title or interest under this Lease and (b) the term “Sublease” means the grant or assignment of such rights from Tenant to a SubTenant. Tenant or a SubTenant may, upon notice to Landlord, but without Landlord’s consent, mortgage, collaterally assign, or otherwise encumber and grant security interests in all or any part of its interest in this Lease, the leasehold estate created by this Lease (the “Leasehold Estate”), any Sublease, and the Hydrogen Project (collectively, the “Hydrogen Assets”) in connection with the financing of all or any portion of the Hydrogen Project, which security interests (including any deeds of trusts) in all or a part of the Hydrogen Assets are collectively referred to in this Lease as “Mortgages” and the holders of the Mortgages, their designees and assigns are each referred to in this Lease as a “Mortgagee”. With the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant and each SubTenant shall also have the right to sell, convey, lease, or assign its interest in this Lease or Sublease, as the case may be, or any portion thereof, and all or any portion of the Hydrogen Assets on either an exclusive or non-exclusive basis, or to apportion, grant sub-easements, co-easements, separate easements, leases, subleases, co-leases, co-tenancy rights, licenses or similar rights, however denominated (collectively, “Assignments”); provided, however that Landlord’s consent shall not be required for Assignments to: (i) any affiliate (as defined below), (ii) an entity which purchases all or substantially all of the equity interests in Tenant or a SubTenant, as applicable, or (iii) a Financially Viable Entity (as defined below). For purposes hereof, “affiliate” means any entity which, directly or indirectly, controls Tenant or a SubTenant, as applicable; “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); and “Financially Viable Entity” means an entity (or its affiliate or sponsor, as applicable) possessing a financial profile which reasonably demonstrates the financial ability of such entity, subject to Landlord’s reasonable approval, to assume Tenant’s obligations under this Lease. Upon the effective date of any Assignment under which all of the interest of Tenant or any SubTenant (or the interest of their respective successors or assigns) in the Hydrogen Assets is assigned, Tenant or SubTenant, as the case may be, shall be released from any liability under this Lease or Sublease, as applicable, accruing on or after the effective date of the Assignment, provided that the assignee assumes in writing the obligations of the assigning party. Notwithstanding the foregoing, in the event of any Assignment under which less than all of the interest of Tenant or any SubTenant (or the interest of their respective successors or assigns) in the Hydrogen Assets is assigned, Tenant or SubTenant, as the case may be, shall not be relieved of its obligations under the Lease or Sublease, as applicable, and Tenant or SubTenant shall continue to be primarily liable to the same extent as though no Assignment has been made. Under no circumstances shall any Mortgagee or SubTenant have any greater rights of ownership or use of the Leasehold Estate than the rights granted to Tenant in this Lease. Any member of Tenant or a SubTenant shall have the right from time to time without Landlord’s consent to transfer any partnership, membership or other ownership interest in Tenant or a SubTenant to one or more persons or entities.

14.2 Assignments by Landlord. The burdens of this Lease and other rights contained in this Lease shall run with and against the Leased Premises and shall be a charge and burden thereon for the duration of this Lease and shall be binding upon and against Landlord and its successors and assigns. Landlord shall notify Tenant in writing of any sale, assignment or transfer of any of Landlord’s interest in the Leased Premises, or any part thereof. Landlord shall have no duty to any successor owner, and Tenant shall not be in Default under this Lease if it continues to make all payments to the original Landlord before notice of sale, assignment or transfer is received. Landlord agrees it will not assign the rights to payments due to Landlord under this Lease except to a successor owner of the Leased Premises and, in no case, shall Landlord otherwise convey, assign or transfer or attempt to convey, assign or transfer this Lease, except to a successor Landlord of the Leased Premises.

15. Default. In the event of any alleged default or failure to perform any obligation under this Lease (“Default”), the non-defaulting Party shall give written notice thereof to the alleged defaulting Party and any Mortgagee that has, in writing to the noticing Party, requested copies of Default notices, which notice shall include the acts required to cure the same with reasonable specificity. The Party given notice of failure to make any monetary payment when due shall have a period of ten (10) days after such notice is given within which to make the payment and cure such default. In the event of any other failure, the defaulting Party shall have a period of thirty (30) days within which to cure such default, which period shall be extended to the extent reasonably necessary to complete such cure so long as the cure was commenced within thirty (30) days after such notice is given and thereafter prosecuted with due diligence. Delinquent payments shall bear interest from their respective due dates until paid at the rate of six percent (6%) per annum. Any prohibited conduct under this Lease may be enjoined and this Lease shall be specifically enforceable. Subject to the other terms and conditions of this Lease, each Party shall have all rights and remedies available at law and in equity for any breach of this Lease by the other Party.

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16. Termination

16.1 Termination by Tenant. At any time during the Development Term, including as it may be extended, Tenant may terminate this Lease and Tenant’s obligations hereunder upon not less than fifteen (15) days prior written notice to Landlord, such termination to be effective on a date provided in the notice, and Tenant shall not be entitled to any refund of any Rent paid for the Lease Year in which the termination occurs. Upon termination pursuant to this Section 16, Tenant shall perform its obligations under Section 17, if any, but shall have no further liability to Landlord (except such obligations which, by the provisions herein, expressly survive the termination of this Lease).

16.2 Termination by Landlord. Except as qualified by Section 20, the Landlord shall have the right to terminate this Lease if: (a) a failure by default in the performance of the Tenant’s payment obligations under this Lease shall have occurred and remains uncured after all applicable notice and cure periods: (b) the Landlord simultaneously notifies the Tenant and all Mortgagees and Assignees in writing of the default, which notice sets forth in detail the facts pertaining to the default; and (c) the default shall not have been remedied within sixty (60) days after the Tenant receives the written notice, or, if such cure cannot, with the exercise of commercially reasonable diligence, be completed within such period of time, the Tenant, has not begun to diligently undertake the cure within the relevant time period or to thereafter prosecute the cure to completion. The Landlord shall have all rights and remedies available to the Landlord at law and in equity (except as limited by this Lease); provided however, that notwithstanding any other provision of this Lease or any rights or remedies which the Landlord might otherwise have at law or in equity, with respect to any non-monetary Default under this Lease that is not remedied within the time provided in this Lease, the Landlord shall be limited to seeking damages or specific performance; and the Landlord shall not (and the Landlord waives the right to) commence any action or proceeding in which termination, cancellation, rescission or reformation of this Lease is sought as a remedy due to a non-monetary Default.

17. Surrender and Restoration.

17.1 Surrender. Upon any termination, surrender, or expiration of this Lease, Tenant shall remove all of Tenant’s Improvements, unless Landlord agrees that Tenant shall leave some or all of Tenant’s Improvements on Leased Premises, and shall peaceably deliver up to Landlord possession of the Leased Premises or any part thereof, and other rights granted by this Lease, and shall execute, at Landlord’s request, any and all documents needed to record or evidence such termination with the appropriate governmental agency.

17.2 Restoration. Within twelve (12) months after any termination, surrender, or expiration of this Lease, to the extent the Leased Premises are affected by the Tenant’s removal of Improvements, and subject to any applicable laws, governmental regulations, or conditions of Government Approvals, Tenant, at its sole cost and expense, shall restore the surface of the Leased Premises so affected to the condition similar to that as it existed at the inception of this Lease and shall repair any damage to the Leased Premises as a result of removal of Tenant’s Improvements under this Section 17 (“Restoration”). For avoidance of doubt, notwithstanding the termination or expiration of this Lease, Tenant shall continue to pay Rent (in the amount due at such time, prorated on a daily basis) to Landlord during the Decommissioning Period, provided, if Tenant fails to vacate the Premises prior to the expiration of the Decommissioning Period, Landlord shall be entitled to holdover rent in the amount equal to one hundred twenty-five percent (125%) of Rent for the final year of the Term, prorated on a daily basis, for each day that Tenant fails to so vacate the Premises following the expiration of the Decommissioning Period.

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17.3 (a) Option to Release Hydrogen Premises. Notwithstanding the foregoing requirements of Section 17.2, the Landlord shall have the exclusive option to release the Tenant of its Restoration obligations under this Lease as related to the portion of the Leased Premises comprising the Hydrogen Production Facilities, including any and all facilities and components thereof built for production of hydrogen and associated products, and any access roads and maintenance buildings related to the operation and maintenance of the Hydrogen Production Facilities (the “Hydrogen Premises”) and retain the Hydrogen Production Facilities for Landlord’s own purposes (the “Hydrogen Premises Option”). The Landlord shall have until the date that is no later than thirty (30) days after any termination, surrender, or expiration of this Lease to exercise the Hydrogen Premises Option. Upon exercise of the Hydrogen Premises Option by Landlord, Tenant’s Restoration obligations under this Lease shall be terminated and have no further effect as it relates to the decommissioning of the Hydrogen Premises.

17.4 Decommissioning Bond. Tenant shall provide to Landlord a decommissioning and removal bond, naming Landlord as an obligee, in the amount sufficient to perform its Restoration obligations set forth in Section 17.2 herein as determined by an independent, qualified third party (the “Decommissioning Bond”). For Restoration of the area of the Leased Premises containing the Solar Energy Facilities (the “Solar Premises”), the Decommissioning Bond shall be provided no later than thirty (30) days prior to the Construction Commencement Date and shall contain only the costs estimated for Restoration of the Solar Premises. For Restoration of the Hydrogen Premises, the Parties acknowledge that, given the early stage of hydrogen production technology, the decommissioning costs for the Hydrogen Premises may not be possible to estimate in the initial years of operation of the Hydrogen Production Facilities, a determination of the decommissioning costs for the Hydrogen Premises shall be obtained no later than ten (10) years after the Operations Date, and the Decommissioning Bond amount shall be updated to include decommissioning costs for the Hydrogen Premises on the date that is ten (10) years after the Operations Date. Notwithstanding the foregoing, if the municipality in which the Leased Premises is located or other governmental agency shall require a decommissioning bond in connection with the Improvements, then satisfaction by Tenant of such requirement shall be deemed to satisfy Tenant’s obligation to provide a decommissioning and removal bond and no additional bond shall be required to be provided to Landlord hereunder.

18. Condemnation.

18.1 Complete Taking. If, at any time, any authority having the power of eminent domain shall condemn all or substantially all of the Leased Premises, or the Improvements thereon, for any public use or otherwise, then the interests and obligations of Tenant under this Lease in or affecting the Leased Premises shall cease and terminate upon the earlier of (i) the date that the condemning authority takes physical possession of the Leased Premises or the Hydrogen Project thereon, (ii) the date that Tenant determines it is no longer able or permitted to operate the Hydrogen Project on the Leased Premises in a commercially viable manner, or (iii) the date of the condemnation judgment. Tenant shall continue to pay all amounts payable hereunder to Landlord until the earlier of such dates, at which time this Lease shall terminate and Landlord and Tenant shall be relieved of any and all further obligations and conditions to each other under this Lease.

18.2 Partial Taking. If, at any time during the Term, any authority having the power of eminent domain shall condemn any portion, less than substantially all, of the Hydrogen Assets, then the interest and obligations of Tenant under this Lease as to those Improvements or the Leased Premises so taken shall cease and terminate upon the earlier of (i) the date that the condemning authority takes physical possession of the Hydrogen Assets, (ii) the date that Tenant determines it is no longer able or permitted to operate portion of the Hydrogen Project so taken on the Leased Premises, in a commercially viable manner, or (iii) the date of the condemnation judgment, and, unless this Lease is terminated as herein provided, this Lease shall continue in full force and effect as to the remainder of the Hydrogen Assets and the Rent shall be adjusted to account for any reduction in the Leased Premises; provided, however, that if Tenant, in its sole discretion, determines that such partial taking would cause the continued operation of the entire Hydrogen Project not to be commercially viable, Tenant shall have the right to terminate this Lease.

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18.3 Condemnation Award. In the event of a complete or partial taking of the Hydrogen Assets, Tenant shall be entitled to receive all compensation and damages paid by the condemning authority arising from such taking and payable on account of Tenants’ Improvements, loss of power sale or other revenue resulting from the Operations, relocation costs, inability to relocate and Landlord shall be entitled to all other amounts of the award.

19. Consequential Damages Waiver. Except as provided in Section 40.4, the Parties’ liability arising out of or related to this Lease under any legal theory, whether contract, tort, strict liability, statutory, or otherwise, shall be limited to direct damages, and in no event shall either Party, or any of their respective officers, directors, members, partners, shareholders, employees, agents, or affiliates be liable for indirect, exemplary, punitive, or consequential damages of any nature whatsoever.

20. Mortgagee Protection. Any Mortgagee, upon delivery to Landlord of notice of its name and address, for so long as its Mortgage is in existence shall be entitled to the following protections which shall be in addition to those granted elsewhere in this Lease or a Sublease as the case may be:

20.1 Right to Cure Defaults/Notice of Defaults. To prevent termination of this Lease or any partial interest in this Lease, each Mortgagee shall have the right, but not the obligation, at any time prior to termination of this Lease, to perform any act necessary to cure any Default by Tenant and to prevent the termination of this Lease or any partial interest in this Lease. As a precondition to exercising any rights or remedies as a result of any alleged Default by Tenant, Landlord shall give written notice of such Default to each Mortgagee that has delivered to Landlord notice of its name and address concurrently with delivery of such notice to Tenant, specifying in detail the alleged Default and the required remedy. Each such Mortgagee shall have the same amount of time to cure the Default as is given to Tenant. The cure period for each Mortgagee shall begin to run at the end of the cure period given to Tenant in this Lease.

20.2 Extended Cure Period. If any Default by Tenant under this Lease cannot be cured without the Mortgagee obtaining possession of all or part of the Leased Premises and/or all or part of the Improvements and/or all or part of Tenant’s interest in this Lease, then any such Default shall be deemed remedied if: (i) Mortgagee or its assignee cures any outstanding monetary Default within the cure periods provided in Section 15; (ii) within the cure period granted to Mortgagee in Section 20.1 above, either Mortgagee or its assignee shall have acquired possession of all or part of the Leased Premises and/or all or part of the Improvements and/or all or part of such interest in this Lease, or shall have commenced appropriate judicial or non-judicial proceedings to obtain the same; (iii) the Mortgagee or its assignee, as the case may be, shall be in the process of diligently prosecuting any such proceedings to completion; and (iv) after gaining possession of all or part of the Leased Premises and/or all or part of the Improvements and/or all or part of such interest in this Lease, the Mortgagee or its assignee cures all Defaults under the Lease to the extent required in Section 20.1, and performs all other obligations as and when the same are due in accordance with the terms of this Lease. If a Mortgagee or its assignee is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction over any bankruptcy or insolvency proceeding involving Tenant or any defaulting assignee, as the case may be, from commencing or prosecuting the proceedings described above, the period specified above for commencing such proceeding shall be extended for the period of such prohibition.

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20.3 Acquisition of Title. Following acquisition of all or a portion of the Hydrogen Assets by the Mortgagee, its assignee or designee as a result of either foreclosure or acceptance of an assignment in lieu of foreclosure, or by a purchaser at a foreclosure sale, this Lease or a Sublease, as the case may be, shall continue in full force and effect, and the party acquiring title to the Hydrogen Assets shall (a) continue to timely pay any rent then due and payable; and (b) as promptly as reasonably possible, commence the cure of all other Defaults under this Lease or a Sublease, as the case may be, and thereafter diligently process such cure to completion, whereupon Landlord’s right to terminate this Lease based upon such Defaults shall be deemed waived; provided, however, that the Mortgagee or such party acquiring title to the Hydrogen Assets shall not be required to cure those Defaults which are not reasonably susceptible of being cured or performed by such party (“Non-Curable Defaults”). Non-Curable Defaults shall be deemed waived by Landlord upon completion of foreclosure proceedings or acquisition of Tenant’s interest in this Lease or a SubTenant’s interest in the Hydrogen Assets by the Mortgagee or party acquiring title; provided, however, in the event any Default shall be continuing following completion of foreclosure proceedings or acquisition of Tenants’ interest in this Lease or a SubTenant’s interest in the Hydrogen Assets, the acquiring party shall be obligated to then cure any such Default. Any Mortgagee or other party who acquires Tenant’s leasehold interest, pursuant to foreclosure or assignment in lieu of foreclosure shall not be liable to perform the obligations imposed on Tenant by this Lease incurred or accruing after such party no longer has ownership of the Lease and possession of the Leased Premises.

20.4 Mortgagee’s Right to Possession, Right to Acquire and Right to Assign. A Mortgagee shall have the absolute right (i) to assign its Mortgage; (ii) to enforce its lien and acquire title to all or any portion of the Hydrogen Assets by any lawful means; (iii) to take possession of and operate all or any portion of the Hydrogen Assets and to perform all obligations to be performed by Tenant or a SubTenant under this Lease or a Sublease as the case may be, or to cause a receiver to be appointed to do so; and (iv) to acquire all or any portion of the Hydrogen Assets by foreclosure or by an assignment in lieu of foreclosure and thereafter without Landlord’s consent to assign or transfer all or any portion of the Hydrogen Assets to a third-party so long as such assignee or transferee is a Financially Viable Entity, and Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed, shall be required for any other assignment or transfer. Upon acquisition of the interests of all or any portion of the Hydrogen Assets by a Mortgagee or any other third-party which acquires the interests, from or on behalf of the Mortgagee, in accordance with the terms of this Lease, Landlord shall recognize the Mortgagee or such other party (as the case may be) as Tenant’s or a SubTenant’s proper successor, and this Lease and any such Sublease shall remain in full force and effect.

20.5 Liability. Any Mortgagee that does not directly hold an interest in the Hydrogen Assets, or whose interest is held solely for security purposes, shall have no obligation or liability under this Lease or a Sublease as the case may be prior to the time the Mortgagee directly holds an interest in the Hydrogen Assets, or succeeds to absolute title to Tenant’s or a SubTenant’s interest therein. A Mortgagee shall be liable to perform Tenant’s or a SubTenant’s obligations under this Lease or a Sublease as the case may be only for and during the period it directly holds such interest or title. Furthermore, if Mortgagee elects to (i) perform Tenant’s or a SubTenant’s obligations under this Lease or the Sublease as the case may be, (ii) continue Operations on the Leased Premises, (iii) acquire any portion of Tenant’s or a SubTenant’s right, title or interest in all or any of the Hydrogen Assets or (iv) enter into a new Lease or a Sublease as the case may be as provided in Section 20.7, then the Mortgagee shall not have any personal liability to Landlord, and Landlord’s sole recourse against Mortgagee shall be to execute against the Mortgagee’s interest in the Hydrogen Assets. Moreover, any Mortgagee or other party which acquires the Hydrogen Assets by foreclosure or an assignment in lieu of foreclosure shall not be liable to perform any obligations under this Lease or a Sublease, as the case may be, to the extent the obligations are incurred or accrue after that Mortgagee or other party no longer has ownership of the Hydrogen Assets and possession of the Leased Premises.

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20.6 Termination. Neither the bankruptcy nor the insolvency of Tenant or a SubTenant shall be grounds for terminating this Lease or a Sublease so long as all payments and all other monetary charges payable by Tenant or SubTenant under this Lease or a Sublease, as the case may be, are paid by the Mortgagee in accordance with the terms of this Lease or a Sublease, as the case may be.

20.7 New Lease. If this Lease or a Sublease, as the case may be, terminates for any reason, including, without limitation, because of Tenant’s or a SubTenant’s uncured Default or because it is rejected or disaffirmed under bankruptcy law or any other law affecting creditors’ rights, then, so long as a Mortgagee has cured any monetary and/or insurance Default prior to expiration of the Mortgagee cure period identified in Section 20 and is making commercially reasonable efforts to cure any non-monetary Default, Landlord will, immediately upon written request from the Mortgagee received within ninety (90) days after the termination, rejection, or disaffirmance, without demanding additional consideration therefor, enter into a new Lease or a new Sublease as the case may be in favor of the Mortgagee, which new Lease or new Sublease shall (i) contain the same covenants, agreements, terms, provisions and limitations as this Lease or the Sublease, as the case may be (except for any requirements that have been fulfilled by Tenant or a SubTenant prior to the termination, rejection, or disaffirmance), (ii) be for a term commencing on the date of the termination, rejection, or disaffirmance and continuing for the remaining Term or the term of the Sublease, as the case may be, before giving effect to the termination, rejection, or disaffirmance, (iii) contain a lease or sublease as the case may be on, over, under, upon along and across the Leased Premises or such portion thereof as to which the Mortgagee held a lien on the date of the termination, rejection, or disaffirmance, (iv) contain a grant to the Mortgagee of access, transmission, communications, utility, and other easements covering such portion or portions of the Leased Premises as Tenant held under this Lease prior to its termination and (v) enjoy the same priority as this Lease or a replaced Sublease, as the case may be, has over any lien, encumbrance or other interest created by Landlord, and, until such time as the new Lease or Sublease as the case may be is executed and delivered, the Mortgagee may enter, use and enjoy the Leased Premises and conduct Operations on the Leased Premises as if this Lease or the Sublease, as the case may be, were still in effect at the option of the Mortgagee, the new Lease or Sublease, as the case may be, may be executed by a designee of the Mortgagee, with the Mortgagee assuming the burdens and obligations of Tenant or a SubTenant thereunder. If more than one Mortgagee makes a written request for a new Lease or Sublease, as the case may be, under this Section 20.7, then the new Lease or Sublease shall be delivered to the Mortgagee whose lien is senior in priority.

20.8 Mortgagee Consent. Landlord shall not agree to any material amendment, mutual termination or modification or accept any surrender of this Lease, nor shall any such amendment, termination, modification or surrender be effective, without the written consent of the Mortgagee.

20.9 Amendments. Landlord and Tenant shall cooperate in amending this Lease from time to time to include any provision that may reasonably be requested by any Mortgagee for the purpose of preserving the Mortgagee’s interest in the Leased Premises, provided that neither Landlord’s rights nor Tenant’s obligations under this Lease are diminished thereby.

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20.10 No Merger. There shall be no merger of this Lease with the fee estate in the Leased Premises by reason of the fact that this Lease or any interest in the may be held, directly or indirectly, by or for the account of any person or persons who shall own the fee estate or any interest therein, and no such merger shall occur unless and until all persons at the time having an interest in the fee estate in the Leased Premises, and all persons (including each Mortgagee) having an interest in this Lease or in the estate of Landlord and Tenant, shall join in a written instrument effecting such merger and shall duly record the same.

20.11 Damage/Condemnation. The disposition of any condemnation award and/or casualty insurance proceeds shall be governed by the terms of any first priority Mortgage encumbering Tenant’s interest in the Hydrogen Assets.

21. Notice.

21.1 Writing. All notices given or permitted to be given hereunder shall be in writing; provided, however, that no writing other than the check or other instrument representing the Rent payment itself need accompany the payment of Rent.

21.2 Delivery. Notice is considered given either by (a) certified or registered mail (return receipt requested), (b) personal delivery, (c) nationally recognized courier service which provides written evidence of delivery; or (d) (excepting payment) electronic mail to the addresses below, or to such other addresses as the Parties may, by such notice, specify from time to time. Notice by certified or registered mail, personal delivery or courier services shall be deemed to have been received when delivered. Notice by electronic mail shall be deemed to have been received when transmitted (unless transmitted after 5:00 p.m. at the place of receipt or on a day that is not a business day, in which case it shall be deemed received on the next business day).

If to Landlord:	If to Tenant:

Attn: Stanley E. Speer Cadiz Real Estate LLC 550 South Hope Street Suite 2850 Los Angeles, CA 90071 E-mail:	Attn: General Counsel RIC Development, LLC 17 State Street Suite 2320 New York, NY 10004 Email:

21.3 Change of Recipient or Address. Either Party may, by notice given at any time or from time to time, require subsequent notices to be given to another individual person, whether a Party or an officer or representative, or to a different address, or both. Notices given before actual receipt of notice of change shall not be invalidated by the change.

22. Expenses of Enforcement. If any Party hereto brings any action or proceeding to interpret or enforce any of the terms, covenants or conditions hereof, the prevailing Party in such action or proceeding shall be entitled to recover from the other Party or parties thereto reimbursement for all reasonable expenses and costs, including without limitation all attorneys’ fees incurred in connection with the action or proceeding, including such fees incurred due to any appeal.

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23. Further Assurances. The Parties hereto shall at all times hereafter execute any documents and do any further acts which may be necessary or desirable to carry out the purposes of this Lease and to give full force and effect to each and all of the provisions thereof.

24. Amendments. This Lease shall not be amended or modified in any way except by an instrument signed by Landlord and Tenant.

25. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be determined by judicial order or decision to be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby.

26. Governing Law and Dispute Resolution.

26.1 Dispute Resolution. In the event of any default in the terms hereof, or in the event that any dispute arises between the Parties relating to this Agreement or the rights and obligations arising from the provisions hereof, the Parties shall attempt in good faith to resolve the controversy or the default. However, if the Parties cannot agree upon a resolution of the controversy or the default within thirty (30) days, the Parties shall attempt to settle the dispute in an amicable manner, using mandatory non-binding mediation initiated and conducted under the applicable rules of the American Arbitration Association in effect as of the Effective Date or other rules agreed to in writing by the Parties. The Parties shall select a mediator and initiate meditation no more than thirty (30) days following the running of the thirty-day deadline for non-mediated resolution. If the Parties are unable to agree on a mediator within such thirty-day period, then the Parties shall follow the then-applicable rules of the American Arbitration Association for selection of a mediator. Each Party shall bear its own legal expenses and costs related to the mediation. All expenses of the mediator, including required travel, and the cost of any proofs or expert advice produced at the direct request of the mediator, shall be paid or reimbursed by the Parties in equal proportion. Any agreement resulting from mediation shall be documented in writing. All mediation proceedings, results, and documentation, including without limitation any materials prepared or submitted or any positions taken by or on behalf of either Party, shall be confidential and inadmissible for any purpose in any legal proceeding (pursuant to California Evidence Codes sections 1115 through 1128), unless such admission is otherwise agreed upon in writing by the Parties. Mediators shall not be subject to any subpoena or liability, and their actions shall not be subject to discovery. The mediation shall be completed within thirty (30) days after selection of the mediator, unless the Parties, each in their sole discretion, agree to extend the mediation period.

26.2 Governing Law. This Lease shall be governed by the laws of the State of California. Any action to enforce or interpret any provision of this Lease shall be filed in any state or federal court having jurisdiction and which is a proper venue in the matter.

27. Article and Paragraph Headings. The Section headings herein are inserted only for convenience of reference and shall in no way define, limit or describe the scope or intent of a provision of this Lease.

28. Entire Agreement. This Lease shall constitute the entire agreement between the Parties with respect to the subject matter of this Lease and supersedes all other prior writings, negotiations and understandings.

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29. Effect of Termination. Any termination of this Lease pursuant to the terms hereof shall not relieve either Party from any liabilities, obligations or indemnities arising prior to the effective date of such termination.

30. Time of Essence. Time is of the essence regarding each provision of this Lease.

31. No Waiver. No waiver by either Party of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other Party.

32. Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

33. Ownership of Improvements. The Improvements shall not be deemed to be permanent fixtures (event if permanently affixed to the Leased Premises) and shall be and remain the sole property of Tenant. Within the ninety (90) day period after receipt by Mortgagee of a notice that the Lease has been terminated prior to the expiration date (or such longer time as may be reasonably necessary to remove the Improvements from the Leased Premises), Mortgagee, may remove the Improvements from the Leased Premises.

34. Recording of Memorandum. Concurrent with the execution of this Lease, the Parties shall execute, acknowledge and record in the Official Records a memorandum of this Lease in the form attached hereto as Exhibit 3.

35. No Partnership. Nothing contained in this Lease shall be deemed or construed by the Parties or by any third person to create the relationship of principal and agent, partnership, or any other association between Landlord and Tenant, other than the relationship of Landlord and Tenant.

36. Brokerage Commissions. Landlord and Tenant each represent that such Party has not incurred, directly or indirectly, any liability on behalf of the other Party for the payment by the other Party of any real estate brokerage commission or finder’s fee in connection with this Lease. Landlord and Tenant shall indemnify, defend and hold the other Party harmless from and against any claim for any brokerage commissions or finder’s fees claimed to be due and owing by reason of the indemnifying Party’s activities.

37. Transfer Taxes on Lease. If any governmental authority levies, assesses, and/or imposes on Landlord a transfer tax as a result of this Lease, Landlord shall timely pay such tax.

38. Force Majeure. A Party will not be considered to be in breach or default of its obligations (other than payment) under this Lease to the extent that performance of such obligations or its efforts to cure are delayed or prevented due to a Force Majeure Event. For purposes of this Lease, “Force Majeure” means: fire, earthquake, flood, tornado or other acts of God and natural disasters; strikes or labor disputes; war, civil strife or other violence; any law, order, proclamation, regulation, ordinance, action, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of a Party.

39. Forfeiture of Leased Premises. If at any time the Leased Premises or any part thereof shall then be subject to forfeiture, or if Landlord shall be subject to any liability arising out of the nonpayment of real property or personal property taxes that are the responsibility of Landlord hereunder, Tenant may, in its sole and absolute discretion, following the expiration of ten (10) business days’ advance notice to Landlord and Landlord’s failure to remedy the outstanding tax liability within such ten (10) business day period, notwithstanding any pending contest or review, elect to either pay such taxes or post such bonds as the taxing authority may require to prevent such forfeiture or liability and may offset the amount of such payments from amounts due Landlord under this Lease. Notwithstanding the foregoing, in the event Tenant pays such taxes or posts such bonds during a pending contest or review and Landlord subsequently prevails over the taxing authority, Tenant shall pay Landlord any amounts previously offset under the foregoing sentence if such amounts have been reimbursed to Tenant by the taxing authority.

Renewable Energy System Site Lease and Easement Agreement

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40. State Specific Provisions.

40.1 Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Section 40 and the other terms and conditions of this Lease, the terms and conditions of this Section 40 shall control and be binding.

40.2 INTENTIONALLY DELETED

40.3 Fire or Casualty. If during the Term, all or part of the Leased Premises or Tenant’s property are damaged by fire, wind, flood, earthquake or other casualty, with the result that, in Tenant’s sole discretion, it would not be commercially or economically reasonable or desirable to repair and restore the Leased Premises and/or Tenant’s property, as applicable, then Tenant may terminate this Lease by providing Landlord with written notice of the same and vacating the Leased Premises in compliance with Section 16.1 hereof. Tenant, or its successor in interest, shall be entitled to one hundred percent (100%) of any proceeds from casualty insurance policies maintained by Tenant.

40.4 Remedies. Each Party hereto acknowledges that if this Lease is breached, the non-breaching Party hereto may be irreparably harmed and may not be made whole by monetary damages. Accordingly, it is agreed that, in addition to any other remedy to which it may be entitled in law or in equity, any non-breaching Party shall be entitled to an injunction or injunctions to prevent breaches of this Lease and/or to compel specific performance.

40.5 Tax Credits. If under applicable law the holder of a leasehold interest in the nature of that held by Tenant or Tenant’s assignee becomes ineligible for any tax credit, benefit or incentive for alternative energy expenditure established by any local, state or federal government, then, at Tenant’s option, Landlord and Tenant shall amend this Lease or replace it with a different instrument so as to convert Tenant’s interest in the Premises to a substantially similar interest that makes Tenant eligible for such tax credit, benefit or incentive.

[Signature Page Follows]

Renewable Energy System Site Lease and Easement Agreement

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed and delivered by their duly authorized representatives as of the Effective Date.

LANDLORD		TENANT

CADIZ REAL ESTATE LLC		RIC DEVELOPMENT, LLC
a Delaware limited liability company
By:	/s/ Stanley Speer
Name:	Stanley Speer	By:	/s/ Jonathan H. Rappe
Title:	Chief Financial Office	Name:	Jonathan H. Rappe
		Title:	Authorized Signatory

Signature Page for Renewable Energy System Site Lease

EXHIBIT 1 TO LEASE

DESCRIPTION OF THE REAL PROPERTY

EXHIBIT 2 TO LEASE

DESCRIPTION OF THE LEASED PREMISES

EXHIBIT 3 TO LEASE

FORM OF MEMORANDUM OF LEASE

EXHIBIT 4 TO LEASE

TERMS COVERING TENANT’S INVESTIGATIONS

SCHEDULE 1 TO LEASE

Encumbrances and Tenants

SCHEDULE 2 TO LEASE

Hazardous Materials